SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2012

Date of Report (Date of Earliest Event Reported)

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

161 Sixth Avenue, New York, New York		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 539-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 — Other Events

As previously disclosed in a Current Report on Form 8-K filed by Harris Interactive Inc. (the “Company”) on February 22, 2012, the Company was notified on February 21, 2012 that the Nasdaq Listing Qualifications Panel (the “Panel”) decided to grant the Company’s request for an extension of time to satisfy the $1.00 bid price requirement for continued listing on The Nasdaq Global Select Market (the “Panel Decision”). In accordance with the Panel Decision, the Company was required to evidence a closing bid price of $1.00 or more for a minimum of ten consecutive trading days on or before June 11, 2012.

On March 23, 2011, the Company received a notice from Nasdaq indicating that the Company has met the requirements of the Panel Decision, and is in compliance with all other applicable requirements for listing on Nasdaq. Accordingly, the Panel has determined to continue the listing of the Company’s securities on The Nasdaq Global Select Market based on the Company having achieved a closing bid price of $1.00 or more for a minimum of ten consecutive trading days, and has closed the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.

(Registrant)

By:	/s/ Marc H. Levin
Name:	Marc H. Levin
Title:	Chief Operating Officer, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated: March 28, 2012